LEASE AGREEMENT BETWEEN

IIT FREEPORT OFFICE LP,

AS LANDLORD, AND

ALCO STORES, INC.,

AS TENANT

DATED _____________, 2013

COPPELL, TEXAS

BASIC LEASE INFORMATION
Lease Date:	_______________, 2013
Landlord:	IIT Freeport Office LP, a Delaware limited partnership
Tenant:	ALCO Stores, Inc., a Kansas corporation
Premises:
Approximately 43,132 rentable square feet, in the office building whose street address is 751 Freeport Parkway, Coppell, Texas 75019 (the “Building”).  The Premises are outlined on the plan attached to the Lease as Exhibit A.  The land on which the Building is located (the "Land") is described on Exhibit B.  The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:
Ninety-four (94) full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 94th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The earlier of (a) fifteen (15) days following the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto), or (b) fifteen (15) days following the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Early Entry:
Tenant shall have access to the Premises ten (10) days prior to the date Landlord estimates that the Work in the Premises will be Substantially Complete for the purpose of installing Tenant's furniture, equipment and data cabling in the Premises ("Early Entry").  The Early Entry will be under all terms and conditions of this Lease other than the obligation to pay Rent.  Tenant's right to enter the Premises for Early Entry is conditioned upon (i) Tenant's contractors working in harmony with Landlord's contractors and (ii) delivery by Tenant and all Tenant contractors of the insurance required by this Lease.  Landlord may revoke Tenant's right to Early Entry, upon 24 hours’ notice, if Tenant's Early Entry materially interferes with Landlord’s contractors.

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:
	Lease Month	Monthly Basic Rent
	1 – 34	$25,079.25*
	35 – 46	$28,662.00
	47 – 58	$30,453.38
	59 – 70	$32,244.75
	71 – 82	$34,036.13

	83 – 94	$35,827.50
*Base Rent for Lease Months 1 through 10 will be conditionally abated in accordance with Exhibit K attached hereto.

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for which Basic Rent is payable for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:	Operating Costs and Taxes.
Initial Monthly Payment:
The following shall constitute Tenant’s initial monthly payment of Rent required pursuant to Section 4(a) of the Lease, which shall be adjusted as and when required under the terms of this Lease:

Basic Rent:                                           $25,079.25*
Additional Rent:                                   $5,966.59

Total Initial Monthly Payment:        $31,045.84

*Base Rent for Lease Months 1 through 10 will be conditionally abated in accordance with Exhibit K attached hereto.

Security Deposit:	$41,794.09, to be delivered to Landlord on the first day of Lease Month 25 pursuant to Section 6.
Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	General office use.
Initial Liability Insurance Amount:	$5,000,000
Tenant's Address:
Prior to Commencement Date:
401 Cottage Street
Abilene, Kansas 67410
Attention: Wayne Peterson
Telephone: 785-263-3350
Telecopy: 785-263-1905

With a copy to:

Lathrop & Gage LLP
Attn: Brett C. Bogan
10851 Mastin Blvd., Suite 1000
Overland Park, KS 66210
Following Commencement Date: 751 Freeport Parkway Coppell, Texas 75019 Attention: Wayne Peterson Telephone: _____-_____-__________ Telecopy: _____-_____-__________
Landlord's Address:	For all Notices: IIT Freeport Office LP c/o Industrial Income Trust Inc. Attn: Scott Recknor, SVP – Asset Management 518 17th Street Suite 1700 Denver, CO 80202	With a copy to: IIT Freeport Office LP c/o Industrial Income Trust Inc. Attn: JJ Asarch, Corporate Counsel 518 17th Street Suite 1700 Denver, CO 80202
And a copy to: Munsch Hardt Kopf & Harr, P.C. Attn: David Coligado 500 N. Akard Street Suite 3800 Dallas, Texas 75201

LEASE

This Lease Agreement (this "Lease") is entered into as of _______________, 2013, between IIT Freeport Office LP, a Delaware limited partnership ("Landlord"), and ALCO Stores, Inc., a Kansas corporation ("Tenant").

1. Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "including" means including, without limitation; "Laws" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and "Law" means any one or more of the foregoing; and "Tenant Party" means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2. Lease Grant.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises; provided, Tenant acknowledges and agrees that (a) Tenant may not access the telecommunications room identified on Exhibit A to this Lease without the prior written consent of Landlord (the “Telecom Room”), which consent will be in Landlord’s sole discretion and (b) Landlord may access such space in accordance with the terms and conditions of this Lease.

3. Tender of Possession.  Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about June 1, 2013 (the "Estimated Delivery Date").  If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any.  Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.  Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent (each as defined herein).

4. Rent.

(a) Payment.  Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes.  The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Basic Rent, adjusted as herein provided, shall be payable monthly in advance.  The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the twelfth (12th) full calendar month of the Term.  The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date.  Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b) Operating Costs; Taxes.

(1) As part of the Additional Rent payable under this Lease, Tenant shall pay to Landlord all annual Operating Costs (defined below).  Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term.  During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2) The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all employees directly involved with the Project at or below the grade of senior building manager engaged in the operation or maintenance of the Project (together with Landlord's pro-rata allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair and replacement of the Project; (C) costs for improvements made to the Project (other than any costs related to the Work) which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) insurance expenses (including insurance covering the Work and Landlord Work); (E) repairs, replacements, and general maintenance of the Project, including maintenance and repair of the roof; (F) property management fees (not to exceed three percent (3%) of the gross income of the Project); and (G) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including fire alarm service, window cleaning, and landscaping).

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) Taxes; and (viii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.  In addition, Operating Expenses will not include those items described on Exhibit J attached hereto and made a part hereof.

(3) Tenant shall also pay all Taxes for each year and partial year falling within the Term.  Tenant shall pay Taxes in the same manner as provided above for Operating Costs.  "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax, sales tax, or use tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof).  Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project, and, notwithstanding anything contained in herein to the contrary, Taxes shall include the franchise tax set forth in V.T.C.A. Tax Code Section 171.0001 et seq., as the same may be amended or recodified from time to time.  For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code.

(4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(5), and of the Taxes for the previous year (the "Operating Costs and Tax Statement").  If Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

(5) For purposes of calculating Additional Rent under Section 4(b), the maximum increase in the amount of Controllable Operating Costs (defined below) that may be included in calculating such Additional Rent for each calendar year after 2013 shall be limited to 8% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of such Additional Rent for each calendar year after 2013 shall equal the product of the 2013 Controllable Operating Costs and the following percentages for the following calendar years: 108% for 2014; 116.64% for 2015; 125.97% for 2016; 136.05% for 2017; etc.  “Controllable Operating Costs” shall mean all Operating Costs which are within the reasonable control of Landlord; thus, excluding Taxes, insurance, utilities, snow removal costs, costs incurred to comply with governmental requirements, and other costs beyond the reasonable control of Landlord.  If, during the Term, the Project includes rentable square footage of space not included in the Premises, the Operating Costs and Taxes payable by Tenant will be reasonably adjusted to be a proportionate share of the total rentable square footage in the Project.

(c) Tenant Audit Right.  Provided no Event of Default then exists, after receiving an annual Operating Costs and Tax Statement and giving Landlord 30-days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Costs and Taxes for the period of time covered by such Operating Costs and Tax Statement in accordance with the following provisions.  If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within 90 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 120 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final.  Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord.  Tenant shall pay the cost of such audit or inspection, unless the total Operating Costs and Taxes for the period in question is determined to be in error by more than 4% in the aggregate, and, as a result thereof, Tenant paid to Landlord more than the actual Operating Costs and Taxes due for such period, in which case Landlord shall pay the audit cost.  Tenant may not conduct an inspection or have an audit performed more than once during any calendar year.  Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord’s review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report.  If such inspection or audit reveals that an error was made in the Operating Costs or Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof.  Provided Landlord’s accounting for Operating Costs and Taxes is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Costs and Taxes shall be binding on Tenant in connection with any such audit or inspection.  Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.  Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the period of time in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party).  Nothing in this Section 4(c) shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent.

5. Delinquent Payment; Handling Charges.  All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.  In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.  Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6. Security Deposit.  On the first day of Lease Month 25, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease.  The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein).  Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law.  Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

7. Landlord's Obligations.  Landlord shall be responsible for maintaining the roof and roof membrane of the Building, the parking areas serving the Building, the Building’s Structure, and the exterior landscaping of the Project, the costs of which shall be included in Operating Costs.  Landlord shall be responsible for the Work, as set forth in Exhibit D, and such costs shall not be included in Operating Costs.

8. Improvements; Alterations; Repairs; Maintenance.

(a) Improvements; Alterations.  Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a).  No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the provision of services to other occupants of the Building.  Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.  All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.  Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the alterations and for the incorporation of such alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of five percent (5%) of the actual costs of such work.

(b) Repairs; Maintenance.  Except as otherwise provided in Section 7, Tenant shall maintain the Premises, the Building, and the Project (including the Building’s Systems) in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises, the Building, and the Project.  Tenant shall keep the same in good order, condition, and repair, and Tenant shall make and perform all necessary maintenance thereof and all necessary repairs thereto.  All repairs made by Tenant shall be at least equal in quality to the original work, shall be constructed of substantially similar materials, and shall be made by Tenant in accordance with all Laws.  The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Project, any other property, or any other persons.  Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's equipment and all areas, improvements and systems exclusively serving the Premises.  Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party.  If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost.  If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage.  The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 10 days after Landlord has invoiced Tenant therefor.

(c) Performance of Work.  All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems).  All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.  All work affecting the roof of the Building must be performed by Landlord's roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof. No later than 30 days after request from Landlord (not to be made more than one time per calendar year unless an Event of Default has occurred), Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that all such items which Tenant is required to maintain hereunder are then in good repair and condition and have been maintained in accordance with this Section 8.

(d) Mechanic's Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party.  This indemnity provision shall survive termination or expiration of this Lease.

(e) Janitorial Services.  Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition.  Tenant shall store all trash and garbage within the area and in receptacles designated from time to time by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage at times, and pursuant to reasonable regulations, established by Landlord from time to time.  If Tenant fails to provide janitorial services to the Premises or trash removal services in compliance with the foregoing, Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 15% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.

(f) HVAC.  Tenant shall be responsible for the cost of performing adequate monthly preventive maintenance on the hot water, heating, ventilation and air-conditioning equipment ("HVAC") for the Building pursuant to maintenance service contracts entered into by Tenant or, at Landlord's sole election, by Landlord, with a licensed or qualified HVAC contractor approved by Landlord in advance (the "HVAC Contractor") and a scope of services reasonably approved by Landlord, both of which approvals may be withheld in Landlord's sole and absolute discretion.  Without limiting the generality of the immediately preceding sentence, the following maintenance shall be performed at Tenant's expense: (i) the replacement of all filters in the HVAC system at least quarterly; (ii) inspection of the entire heating, ventilation and air-conditioning equipment by the HVAC Contractor at least quarterly; and (iii) cleaning and inspection of valves, belts, and safety controls by the HVAC Contractor at least quarterly, with the invoice or report of same to be delivered to Landlord at least quarterly.  If Landlord contracts for the foregoing, Landlord shall bill Tenant for the cost of each of the foregoing, which shall be paid within ten (10) days of receipt of Landlord's invoice as Additional Rent.  Notwithstanding the foregoing provisions of this Section 8, provided Tenant maintains the HVAC maintenance contract described in this Section 8(f), if Landlord determines in its commercially reasonable discretion that any unit of the HVAC system must be replaced during the initial Term, Landlord shall be responsible for the replacement of such unit (except to the extent repair or replacement is necessitated by Tenant's negligence or willful misconduct, in which case Tenant shall be responsible for all costs).

(g) Utility Charges.  Tenant will contract for, in its own name, and will pay or cause to be paid all charges for electricity, gas, oil, water, storm sewer, sanitary sewer, garbage collection, communications, and other utilities used in or serving the Project during the Term. Tenant shall also pay for all maintenance upon such utilities.  Except as otherwise provided in this Lease, in no event shall Landlord be liable for any interruption or failure of utility service to the Project.  Landlord shall use commercially reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder.  If, however, Tenant is prevented from using the Premises because of the unavailability of any such service that Landlord is required to provide under this Lease for a period of 5 consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day following the start of such interruption that Tenant is so prevented from using the Premises.  In addition, provided that no Event of Default exists, if Tenant is prevented from using the Premises because of the unavailability of any such service that Landlord is required to provide under this Lease for a period of 180 consecutive days following Landlord’s receipt from Tenant of a written notice regarding such unavailability and such unavailability was not caused by a Tenant Party, a governmental directive, force majeure, a fire or other casualty, or a condemnation, then Tenant may terminate this Lease by delivering written notice to Landlord within five (5) business days following the expiration of such 180 day period, but prior to restoration of such interrupted service.   Tenant’s failure to timely provide such written notice will be deemed a waiver of Tenant’s right to terminate this Lease under this Section 8(g).

(h) Landlord's Right to Inspect.  Landlord reserves the right to enter upon the Premises (including the Telecom Room) upon at least twenty-four (24) hours prior notice to Tenant (except in the case of emergency in which event no prior notice shall be required) for the purpose of performing any of elected Landlord's repairs during regular business hours or otherwise and to temporarily close doors, entryways, spaces and corridors and to interrupt or temporarily suspend services and facilities of the Premises and the Project.  No entry in making any of such repairs shall be deemed an eviction or disturbance of Tenant's use or possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth, so long as Tenant has a reasonable means of access to the Premises during normal business hours.

9. Use; Compliance with Law.

(a) Tenant shall use the Premises only for the Permitted Use and shall comply with all applicable Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises, ordinary wear and tear excepted.  The Premises shall not be used for any use which creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all applicable Laws).  In an Event of Default under the preceding sentence, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights.  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

(b) Compliance with Law.

(1) Existing Governmental Regulations.  If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") in existence as of the date of this Lease require an alteration or modification of the Building (a "Code Modification") and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Building (as distinguished from an alteration or improvement which would be required to be made by the owner of any office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises or Building by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense.

(2) Governmental Regulations – Tenant Responsibility.  If, as a result of one or more Governmental Requirements following the Commencement Date, it is necessary from time to time during the Term to perform a Code Modification to the Premises, the Building, or the Project, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects.

10. Assignment and Subletting.

(a) Transfers.  Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a "Transfer").

(b) Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building, (7) is in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (8) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.  Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c) Request for Consent.  If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.  Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation.  Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective.  If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer.  Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g) Additional Compensation.  While no Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer over (2) the Rent allocable to the portion of the Premises covered thereby.  While any Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of the excess of (A) all compensation received by Tenant for a Transfer over (B) the Rent allocable to the portion of the Premises covered thereby.

(h) Permitted Transfers.  Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building.  No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant's Insurance.  Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $5,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and, if requested in writing by Landlord, Landlord's Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (B) intentionally omitted, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party, (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance at the minimum required by Law, (F) employer’s liability insurance with minimum coverage of $1,000,000 per accident and in the aggregate, (G) business auto liability with a minimum coverage of $1,000,000 per accident and in the aggregate, and (H) business interruption insurance in an amount reasonably acceptable to Landlord.  The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $10,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $50,000 per occurrence; and, all other insurance to be maintained by Tenant shall have no deductible.  Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy.  Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies.  All such insurance policies shall be in form, and issued by companies with a Best's rating of A+:VII or better, reasonably satisfactory to Landlord.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 10% of such cost.

(b) Landlord's Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies:  (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary.  The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs.  The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation; Waiver of Property Claims.  Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below).  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.  Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such Loss in whole or in part, but not the gross negligence or willful misconduct of such party.  Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, the Premises or any property of any Tenant Party located in or about the Project.

(d) Indemnity.

(1) Indemnity - Tenant.  Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents ("Landlord Indemnitees") from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from  any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) (1) occurring in or on the Project (including within the Premises), or (2) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project; the foregoing indemnity will not apply to the extent of the percentage of the applicable Loss that a final judgment by a court of competent jurisdiction, determines under the comparative negligence principles of the State of Texas was the proximate result of the negligence or willful misconduct of any Landlord Indemnitee.

(2) Indemnity - Landlord.  Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents ("Tenant Indemnitees") from and against any Loss arising from Landlord’s operation and/or maintenance of the common areas to the extent caused by the gross negligence or willful misconduct of Landlord and from and against any Loss occurring in the Premises to the extent caused by the gross negligence or willful misconduct of Landlord; the foregoing indemnity will not apply to the extent of the percentage of the applicable Loss that a final judgment by a court of competent jurisdiction, determines under the comparative negligence principles of the State of Texas was the proximate result of the negligence or willful misconduct of any Tenant Indemnitee.

12. Subordination; Attornment; Notice to Landlord's Mortgagee.

(a) Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee").  Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

(b) Attornment.  Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord's Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d) Landlord's Mortgagee's Protection Provisions.  If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project.  Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(e) Subordination, Non-Disturbance and Attornment Agreement.  Landlord shall use reasonable efforts to obtain a subordination, non-disturbance  and attornment agreement from any future Landlord’s Mortgagee, in a form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Project; and further provided that any costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor.

13. Rules and Regulations.  Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant's Rights.  If thirty percent (30%) or more of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord's Rights.  If (1) any portion of the Project becomes subject to a Taking, or (2) Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and the Project or other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b) Tenant's Rights.  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 210 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c) Landlord's Rights.  If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last year of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises other than the improvements constructed as part of the Work and Landlord Work (as defined in Exhibit D) (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.  If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the gross negligence or willful misconduct of a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17. Events of Default.  Each of the following occurrences shall be an "Event of Default":

(a) Payment Default.  Tenant's failure to pay Rent within five (5) days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two (2) or more occasions;

(b) Intentionally Omitted;

(c) Estoppel.  Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

(d) Insurance.  Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e) Mechanic's Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f) Other Defaults.  Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period (thus excluding, for example, Tenant’s obligation to provide Landlord evidence of Tenant’s insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default; and

(g) Insolvency.  The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18. Remedies.  Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease.  Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b) Termination of Possession.  Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises.  If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby.  Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria.  Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b).  If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c) Perform Acts on Behalf of Tenant.  Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

(d) Suspension of Services.  Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

(e) Alteration of Locks.  Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default.  To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b) No Waiver.  Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term.  Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.  Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.

20. Intentionally Omitted.

21. Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord).  All alterations, additions or improvements made in or upon the Premises shall, at Landlord’s option (to be exercised pursuant to following sentence), either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain in the Premises at the end of the Term without compensation to Tenant.  Except as otherwise provided in Exhibit D, in connection with Landlord’s review and approval of any of Tenant’s proposed alterations, additions or improvements to the Premises, Landlord may notify Tenant in writing, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such alterations prior to the expiration of the Term; however, if Tenant submits plans and specifications to Landlord for proposed alterations, additions or improvements to the Premises and delivers a Removal Notice (defined below) to Landlord contemporaneously with such submission by Tenant, and Landlord fails to notify Tenant that Tenant will be required to remove such alterations, additions or improvements to the Premises at the expiration of the Term, Landlord may not request such removal at the expiration of the Term; provided, further, Landlord will not require Tenant to remove any wiring or cabling upon the expiration or earlier termination of this Lease.  A “Removal Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that Tenant will not be required to remove the alterations, additions or improvements in question at the end of the Term unless, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such alterations prior to the expiration of the Term.  Notwithstanding the foregoing, if Tenant does not obtain Landlord’s prior written consent for any alterations, additions or improvements to the Premises (whether such approval is required hereunder or otherwise), Tenant shall, at Landlord’s written request, remove all such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed.  Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  The provisions of this Section 21 shall survive the end of the Term.

22. Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23. Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights (but no obligation):

(a) Building Operations.  To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Security.  Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises, the Building or the Project, and that Landlord shall not be liable to Tenant for and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant by reason of Landlord not providing any such security service; provided, Tenant may install a security system serving the Building, subject to the terms and conditions of this Lease;

(c) Prospective Purchasers and Lenders.  To enter the Premises at all reasonable hours upon 24 hours prior notice to show the Premises to prospective purchasers or lenders; and

(d) Prospective Tenants.  At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours upon 24 hours prior notice to show the Premises to prospective tenants, and Landlord may erect on the Project and/or Premises suitable signs indicating that the Premises are available for lease.

24. Intentionally Omitted.

25. Miscellaneous.

(a) Landlord Transfer.  Landlord may transfer any portion of the Project and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.

(b) Landlord's Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.  The provisions of this Section shall survive any expiration or termination of this Lease.  Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

(c) Force Majeure.  Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc. and Holt Lunsford Commercial, whose commissions shall be paid by Landlord pursuant to separate written agreements.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.  If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f) Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder.  All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof).  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect; No Electronic Records.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f).  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.  Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(p) Water or Mold Notification.  To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q) Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.  All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r) Financial Reports.  Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements.  If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports.  Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements.  Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order.  Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than twice in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s) Landlord's Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t) Telecommunications.  Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which consent will not be unreasonably withheld or delayed.  All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building.  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(u) Confidentiality.  Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure).  Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.  Landlord acknowledges that as a public traded company, the terms and conditions of this Lease may be filed with the Securities Exchange Commission, including attaching a copy of this Lease to said filing.

(v) Authority.  Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant's organizational identification number assigned by the Kansas Secretary of State is 0067603.  Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w) Hazardous Materials.  The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project.  Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws.  If Tenant breaches its obligations under this Section 25(w), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials.  Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean-up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(w).  This indemnity provision shall survive termination or expiration of this Lease.  To Landlord’s current actual knowledge, without independent investigation or inquiry, Landlord has received no written notice from any applicable governmental authority that the Project or the Premises is in violation of any applicable Law related to Hazardous Materials.

(x) List of Exhibits.  All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A-Outline of Premises
Exhibit B-Description of the Land
Exhibit C-Building Rules and Regulations
Exhibit D-Tenant Finish-Work
Exhibit E-Form of Confirmation of Commencement Date Letter
Exhibit F-Form of Tenant Estoppel Certificate
Exhibit G- Parking
Exhibit H- Renewal Option
Exhibit I- Termination Option
Exhibit J- Exclusions from Operating Costs
Exhibit K- Rent Abatement Provisions
Exhibit L- Building Signage

(y) Determination of Charges.  Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Taxes) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

(z) Prohibited Persons and Transactions.  Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(aa) Deceptive Trade Practices.  TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(bb) Signage.  Landlord grants a license to Tenant during the Term to install, at its sole cost and expense, the signage (the "Building Signage") described on Exhibit L and other related equipment (collectively, the "Building Signage Equipment").  The exact location of the Building Signage is shown on Exhibit L.  Landlord's grant of the license is subject to the following conditions:

(1) Prior to installation, Tenant must obtain (i) Landlord's approval, which approval will be in Landlord’s commercially reasonable discretion, of plans and specifications for the Building Signage Equipment and (ii) all necessary governmental and local administrative permits and approvals.

(2) Installation, maintenance, repair and replacement of the Building Signage Equipment is at Tenant’s sole cost, subject to the Construction Allowance.

(3) Installation Requirements.

(i)           The Building Signage Equipment must be identified with permanently marked tags at the entry and exit points into and from the exterior of the Building and at any interior wall feed or any other exit point;

(ii)           All of the Building Signage Equipment wiring must be enclosed in conduit, installed in locations identified on the plans approved by Landlord and clearly identified with Tenant’s name;

(iii)           Prior to installation of the signage, Tenant must deliver to Landlord accurate plans for all of the Building Signage Equipment and, upon any modifications made to Building Signage Equipment requiring Landlord’s consent, update the plans as needed to reflect changes to the Building Signage Equipment made by Tenant; and

(iv)           In addition, upon completion of installation, Tenant must promptly repair any damage to both the interior and the exterior of the Building caused by the installation of any of the Building Signage Equipment.

(4) Tenant, at its sole cost, must maintain the Building Signage Equipment in a first class condition and in compliance with all applicable Laws and matters of record affecting the Project at all times.

(5) Tenant will indemnify, defend, and hold harmless Landlord from and against any and all claims incurred by or asserted against Landlord and arising out of or related to the installation, operation, use, maintenance, or removal of any of the Building Signage Equipment, INCLUDING THOSE CLAIMS RESULTING IN ANY WAY FROM THE NEGLIGENCE OF LANDLORD OR ITS AGENTS, BUT NOT TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS.

(6) Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost, (i) must remove the Building Signage Equipment and (ii) restore the Building fascia surface where the Building Signage Equipment is attached to its condition existing prior to the installation of the Building Signage Equipment.

(7) Landlord makes no, and Tenant waives and releases Landlord from any, representations and warranties about the condition or availability or suitability of the exterior of the Building and the Building riser spaces for the installation and operation of any of the Building Signage Equipment.

 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written.  If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:
IIT FREEPORT OFFICE LP,
a Delaware limited partnership

By:           IIT Freeport Office GP LLC,
a Delaware limited liability company,
its general partner

By:           IIT Real Estate Holdco LLC,
a Delaware limited liability company,
its sole member

By:           Industrial Income Operating Partnership LP,
a Delaware limited partnership,
its sole member

By:           Industrial Income Trust Inc.,
a Maryland corporation,
its general partner

By:_____________________________
Name:___________________________
Title:____________________________
Execution Date: ____, 2013

TENANT:	ALCO STORES, INC., a Kansas corporation By:______________________ Name:____________________ Title:_____________________ Execution Date: ____, 2013

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT B

DESCRIPTION OF THE LAND

Being Lot 3R in Block 1, of MINYARD ADDITION, an Addition to the City of Coppell, Dallas County, Texas, according to the REVISED plat thereof recorded in cc#20080094576, Real Property Records, Dallas County, Texas.

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

2. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.  No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel.  No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

3. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.  All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

4. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

5. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public areas regardless of whether such loss occurs when the area is locked against entry or not.

6. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

7. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicle shall be parked as a "billboard" vehicle in the parking lot.  Any vehicle parked improperly may be towed away.  Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot."  Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

8. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

9. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking.  Landlord may, but shall not be required to, designate an area for smoking outside the Building.

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1. Acceptance of Premises.  Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

2. Space Plans.  On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by Entos and dated April 9, 2013 (the "Space Plans").

3. Working Drawings.

(a) Preparation and Delivery.  On or before the date which is 30 days following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).  Such working drawings shall be prepared by Entos (whose fee shall be included in the Total Construction Costs [defined below]).

(b) Approval Process.  Tenant shall notify Landlord whether it approves of the submitted working drawings within five (5) business days after Landlord's submission thereof.  If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant's objections and submit the revised working drawings to Tenant for its review and approval.  Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof.  This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant.  If Tenant fails to notify Landlord that it disapproves of the initial working drawings within five (5) business days (or, in the case of resubmitted working drawings, within five (5) business days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question.  Any delay caused by Tenant's unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below).  If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord's Approval; Performance of Work.  If any of Tenant's proposed construction work will affect the Building's Structure or the Building's Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record.  Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms) or the exterior appearance of the Building, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant).  As used herein, "Working Drawings" means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings.  Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto.  Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof.  After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings and in a good and workmanlike manner in compliance with all applicable Laws.  At the time of Landlord’s approval of the Working Drawings or any applicable change order, Landlord will notify Tenant in writing the portion of the Work Landlord will require Tenant to remove prior to the end of the Term (and Tenant shall repair all damage caused thereby) in accordance with Section 21 of the Lease.  If Landlord fails to so notify Tenant, Tenant will not be required to remove any portion of the Work prior to the expiration or earlier termination of this Lease.

4. Bidding of Work.  Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors mutually approved by Landlord and Tenant.  If the estimated Total Construction Costs are expected to exceed the Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant's requested alterations.  In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within five (5) business days after Landlord's submission thereof to Tenant.  If Tenant fails to notify Landlord of its election within such five (5) business day period, Tenant shall be deemed to have approved the bids.  Within five (5) business days following Landlord's submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord's representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day.

5. Change Orders.  Tenant may initiate changes in the Work.  Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms) or (b) the exterior appearance of the Building, Landlord may withhold its consent in its sole and absolute discretion.  Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes.  If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions.  As used herein, a "Tenant Delay Day" means each day of delay in the performance of the Work that occurs and actually causes a delay (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work.  As used herein "Substantial Completion," "Substantially Completed," and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings.  Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7. Walk-Through; Punchlist.  When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work.  Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items.  Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

8. Excess Costs.  The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final "as-built" plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction management fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant.  Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance.  Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance.  In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease.

9. Construction Allowance.  Landlord shall provide to Tenant a construction allowance equal to $1,078,300.00 (the "Construction Allowance") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work.  In addition, Tenant may apply the Construction Allowance to (a) moving costs, (b) space planning, engineering and design costs, (c) construction management costs, (d) installation of a security system serving the Building, (e) permit fees and Building System upgrades, (f) signage, furniture, fixtures, and equipment, and (g) the installation of telephone equipment, cabling and wiring.  Additionally, Landlord shall provide to Tenant a test fit allowance not to exceed $0.10 per rentable square foot in the Premises (the “Test Fit Allowance") to be applied against the cost of an initial "test fit" plan for the Premises. Neither the Construction Allowance nor the Test Fit Allowance shall be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs or the costs for the "test fit" plan, as applicable, if, as, and when the cost of the Work is actually incurred and paid by Landlord.  The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

10. Construction Management.  Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building's Systems.  In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of the hard cost portion of the Total Construction Costs.

11. Landlord’s Work.  Landlord, at its sole cost and expense, will (a) replace the HVAC system serving the Building, (b) deliver the HVAC system serving the Building in good working order, (c) deliver the roof in good condition and repair, and (d) demolish the existing improvements within the Premises reasonably required to effectuate the Space Plan (collectively, the “Landlord Work”).  Landlord, at its sole cost and expense, will repair any damage to the ceiling grid resulting from Landlord’s replacement of any portion of the HVAC system.

12. Construction Representatives.  Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord's Representative:	IIT Freeport Office LP
c/o Stream Realty Partners
2001 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attn: Scott Eldredge
Telephone: 214.267.0467 Telecopy: ___________________

Tenant's Representative:	___________________________

c/o ________________________

___________________________

___________________________

Telephone: __________________

Telecopy:___________________

13. Miscellaneous.  To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

______________, 200_

__________________________
__________________________
__________________________
__________________________

Re:
Lease Agreement (the "Lease") dated _____________, 200__, between _______________, a _____________________ ("Landlord"), and _____________________, a ___________________ ("Tenant").  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease.  Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the "Punchlist Items"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements.  Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date.  The Commencement Date of the Lease is __________, 200__.

3. Expiration Date.  The Term is scheduled to expire on the last day of the ___th full calendar month of the Term, which date is ______________, 200__.

4. Contact Person.  Tenant's contact person in the Premises is:

_____________________________

_____________________________

_____________________________

Attention: _____________________

Telephone:  ____- ___-_____

Telecopy:  ____- ___-_____

5. Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail.  This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

_______________________________, a _______________________

By: ____________________________

Name:__________________________

Title: __________________________

Agreed and accepted:
[TENANT'S SIGNATURE BLOCK], a _____________
By:____________________________________
Name:__________________________________
Title:___________________________________

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord.  If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of ___________, 200___ between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):

The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on __________________, 200__, and the Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________.  The current monthly installment of Basic Rent is $___________________.

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a "Specially Designated National" or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).

13. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ________________________, 20_.

TENANT:	____________________, a _______________________________ By: ______________________________ Name:____________________________ Title:_____________________________

EXHIBIT G

PARKING

Tenant may use up to 199 unreserved parking spaces in the parking facilities associated with the Building (the "Parking Area") subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area at no additional charge during the initial Term.  The Parking Area is more particularly identified on Schedule 1 to this Exhibit.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area.  Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations.  Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, "first-come, first served" basis.

There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR OTHER LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

Landlord will not be in default of the provisions of this Exhibit so long as Landlord provides at least 175 of the parking spaces to which Tenant is entitled hereunder, subject to force majeure, condemnation and casualty.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

Schedule 1

EXHIBIT H

RENEWAL OPTION

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than 12 months nor later than nine months before the expiration of the Term.  The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate"), at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account.  Within 30 days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered.  Tenant shall, within ten days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate.  If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition.

If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, and (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

EXHIBIT I

TERMINATION OPTION

1.           If a transfer of an ownership interest in Tenant results in a change in the current control of Tenant prior to Lease Month 58, Tenant shall have the one-time option to terminate this Lease with regard to the entire Premises only (the “Termination Option”) on the last day of the 70th Lease Month (the “Termination Date”); provided, the foregoing reference to a change in control shall not constitute Landlord’s consent to a Transfer under Section 10 of this Lease.  Tenant may exercise the Termination Option by delivering written notice to Landlord (the “Termination Notice”) at least 12 months prior to the Termination Date.  If Tenant elects to exercise the Termination Option, then Tenant shall pay a fee to Landlord (the “Termination Fee”), simultaneously with Tenant’s delivery of the Termination Notice, in an amount equal to the unamortized portion of all costs incurred by Landlord in connection with this Lease (including the commissions paid to Landlord’s broker and Tenant’s broker, the unamortized portion of the abated Basic Rent, the Construction Allowance, the Test Fit Allowance, and the work described in Section 11(d) of Exhibit D), which amount shall accrue interest at 8% per annum and be amortized over the portion of the Lease Term for which Basic Rent is payable.  If Tenant fails to timely exercise the Termination Option, the Termination Option will be deemed forfeited and the provisions of this Exhibit will be of no force and effect. The Termination Fee is Rent under the terms of this Lease; Tenant's failure to pay the Termination Fee when due will entitle Landlord, without further notice to Tenant, to exercise any of its rights under this Lease, at law, or equity.

2.           Tenant may not exercise the Termination Option if there is an uncured Event of Default under this Lease on the date of the Termination Notice.

3.           The payment of the Termination Fee simultaneously with Tenant’s delivery of the Termination Notice is a condition precedent to the effectiveness of any termination under this Exhibit. No termination under this Exhibit affects any then outstanding liabilities of Landlord or Tenant under this Lease.  The Termination Option is personal to Tenant, and, if Tenant assigns this Lease or subleases any portion of the Premises, the Termination Option will be forfeited and of no further force and effect.

EXHIBIT J

EXCLUSIONS FROM OPERATING COSTS

Operating Costs shall not include:

1. Painting or decorating other than in common or public areas of the Building;

2. Any tenant work performed or alteration of space leased to Tenant (including the Work and the Landlord’s Work) or other tenants or occupants of the Building whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;

3. Any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in Clause 2 above;

4. Ground rent;

5. Depreciation;

6. Repairs required to cure violations of laws in effect on the lease execution date and any penalties or interest incurred or accumulated for any such violations;

7. Costs of enforcement of leases;

8. Interest on indebtedness or any costs of financing or refinancing the Building, the Work, or the Landlord’s Work;

9. Management fees in excess of four percent (4%) of gross income of the Project;

10. Compensation paid to officers or executives of the Landlord above the grade of Building manager;

11. Leasing commissions and advertising and promotional expenses;

12. Inheritance, estate, succession, transfer, gift, capital stock and state or federal income taxes;

13. The cost of repairs incurred by reason of fire or other casualty or condemnation to the extent that either (a) Landlord is compensated therefore through proceeds of insurance or condemnation awards; (b) Landlord failed to obtain insurance against such fire or casualty, if insurance was available at a commercially reasonable rate, against a risk of such nature at the time of same; or (c) Landlord is not fully compensated therefore due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain a sufficient amount of coverage against such risk;

14. The cost of building future additional rentable area;

15. Overtime HVAC costs or electricity costs if charged separately to building tenants;

16. Any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest or penalty, including interest or penalties for any late payments of operating costs;

17. Any cost representing an amount paid for services or materials to a person, firm or entity related to Landlord to the extent such amount exceeds the amount that would be paid for such services or materials at the then-existing market rates to an unrelated person, firm or corporation; or

18. If any taxes paid by Landlord and previously included in Operating Costs are refunded, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant’s proportionate share in effect for the period to which such refund relates.  In the event any third-party who is not a tenant of the Building pays any amount to Landlord comprising an item included in Operating Costs, then such amount shall be deducted from Operating Costs, if such amount was included in Operating Costs.

EXHIBIT K

RENT ABATEMENT PROVISIONS

Basic Rent shall be conditionally abated during the first ten (10) Lease Months of the Term.  Commencing with the first day of the eleventh (11th) Lease Month of the Term, Tenant shall make Basic Rent payments as otherwise provided in this Lease.  Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent, shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

The abatement of Basic Rent provided for in this Exhibit is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease.  If at any time during the Term a monetary Event of Default by Tenant occurs, then the abatement of Basic Rent provided for in this Exhibit shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.  Such abated Basic Rent amount will be calculated at an annual rental rate of $7.00 per rentable square foot and shall be amortized on a straight-line basis over the initial Term, after which time, no such abated Basic Rent will be owing or recoverable.

EXHIBIT L

BUILDING SIGNAGE